Exhibit 99.1

Preformed Line Products Announces Third Quarter And First Nine Months Of 2021 Financial Results

CLEVELAND, Oct. 28, 2021 /PRNewswire/ -- Preformed Line Products Company (NASDAQ: PLPC) today reported financial results for its third quarter ended September 30, 2021.

Net sales for the third quarter of 2021 were $135.4 million, an increase of 6.2%, compared to $127.5 million in the third quarter of 2020. Currency translation rates had a favorable impact on 2021 third quarter net sales of $2.0 million.

The Company posted net income for the third quarter of 2021 of $10.7 million, or $2.15 per diluted share, compared to $13.0 million, or $2.59 per diluted share, in the third quarter of 2020. Net income in the third quarter of 2021 was impacted by the decrease in gross profit due to the continued increase in raw material prices and transportation costs. PLP-USA announced a price increase effective June 1, 2021, but due to its elevated order backlog, the price increase had only a moderate effect in offsetting the increased costs incurred during the third quarter of 2021. Also contributing to the reduction of net income for the third quarter of 2021 was increased employee compensation expense and warranty expense. Currency translation rates had a favorable effect on net income of $0.2 million for the quarter ended September 30, 2021.

Net sales increased 11.0% to $386.0 million for the first nine months of 2021 compared to $347.9 million in the first nine months of 2020. Currency translation rates had a favorable impact of $10.0 million for the first nine months of 2021.

Net income for the nine months ended September 30, 2021 was $26.8 million, or $5.40 per diluted share, compared to $27.1 million, or $5.43 per diluted share, for the comparable period in 2020. Net income for the nine months ended September 30, 2021 benefited from the increase in margin from the higher sales base which more than offset the significant increases in raw material prices and transportation costs not yet mitigated by the announced price increase. In connection with the increase in business activity, increased selling, general and administrative, research and engineering expenses as well as warranty expense resulted in a net reduction of net income of $0.3 million for the first nine months of 2021 versus the same period in 2020. Currency translation rates had a favorable effect on net income of $0.5 million for the nine months ended September 30, 2021.

Rob Ruhlman, Chairman and Chief Executive Officer, said, "The inflation on raw material commodities as well as the significant increase in transportation costs have created additional challenges for us to navigate in 2021. Due to the significance and continuation of these inflationary increases, PLP-USA announced a second price increase effective October 15, 2021. While cost inflation has negatively affected our earnings, we expect both 2021 price increases will more substantially mitigate the earnings impact in Q4 2021 and beyond. That said, continued cost inflation may offset these gains and require further price adjustments. PLP-USA continues to lead the net sales increase driven by growth in the communications product family. Our geographic diversification continues to de-risk our business model during these challenging economic times including the headwinds seen in the Asia-Pacific region from the deferral of infrastructure projects due to COVID-19. While the extent to which COVID-19 will impact our future operations is unknown, we will continue to focus on the safety and well-being of our employees, their families, our customers and our valued suppliers while continuing to provide the high-quality products and services our customers expect."

FORWARD-LOOKING STATEMENTS

This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding the Company, including those statements regarding the Company's and management's beliefs and expectations concerning the Company's future performance or anticipated financial results, among others. Except for historical information, the matters discussed in this release are forward-looking statements that involve risks and uncertainties which may cause results to differ materially from those set forth in those statements. Among other things, factors that could cause actual results to differ materially from those expressed in such forward-looking statements include the uncertainty in business conditions and economy due to COVID-19 including the severity and duration of business disruption caused by the pandemic, the strength of the economy and demand for the Company's products and the mix of products sold, the relative degree of competitive and customer price pressure on the Company's products, the cost, availability and quality of raw materials required for the manufacture of products, and the Company's ability to continue to develop proprietary technology and maintain high quality products and customer service to meet or exceed new industry performance standards and individual customer expectations, and other factors described under the headings "Forward-Looking Statements" and "Risk Factors" in the Company's 2020 Annual Report on Form 10-K filed with the SEC on March 5, 2021 and subsequent filings with the SEC. The Annual Report on Form 10-K and the Company's other filings with the SEC can be found on the SEC's website at http://www.sec.gov. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

ABOUT PLP

PLP protects the world's most critical connections by creating stronger and more reliable networks. The company's precision-engineered solutions are trusted by energy and communications providers worldwide to perform better and last longer. With locations in over 20 countries, PLP works as a united global corporation, delivering high-quality products and unparalleled service to customers around the world.

PREFORMED LINE PRODUCTS COMPANY STATEMENTS OF CONSOLIDATED OPERATIONS

(In thousands, except per share data)	Three Months Ended September 30		Nine Months Ended September 30
	2021	2020	2021	2020
Net sales	$ 135,380	$ 127,463	$ 385,971	$ 347,944
Cost of products sold	92,217	82,549	259,577	230,554
GROSS PROFIT	43,163	44,914	126,394	117,390

Costs and expenses
Selling	10,142	8,884	29,842	26,228
General and administrative	14,741	14,037	42,905	39,903
Research and engineering	4,861	4,541	14,235	12,950
Other operating expense - net	341	562	2,828	1,969
	30,085	28,024	89,810	81,050

OPERATING INCOME	13,078	16,890	36,584	36,340

Other income (expense)
Interest income	30	36	77	226
Interest expense	(559)	(504)	(1,479)	(1,932)
Other income - net	1,251	998	1,749	1,775
	722	530	347	69

INCOME BEFORE INCOME TAXES	13,800	17,420	36,931	36,409

Income taxes	3,097	4,458	10,161	9,306

NET INCOME	$ 10,703	$ 12,962	$ 26,770	$ 27,103

Less: Net loss (gain) attributable
to noncontrolling interests	5	(8)	(15)	30

NET INCOME ATTRIBUTABLE TO PREFORMED
LINE PRODUCTS COMPANY SHAREHOLDERS	$ 10,708	$ 12,954	$ 26,755	$ 27,133

AVERAGE NUMBER OF SHARES
OF COMMON STOCK OUTSTANDING:
Basic	4,900	4,917	4,909	4,963
Diluted	4,975	5,011	4,950	4,998

EARNINGS PER SHARE OF COMMON STOCK
ATTRIBUTABLE TO PREFORMED LINE
PRODUCTS COMPANY SHAREHOLDERS:
Basic	$ 2.19	$ 2.63	$ 5.45	$ 5.47
Diluted	$ 2.15	$ 2.59	$ 5.40	$ 5.43

Cash dividends declared per share	$ 0.20	$ 0.20	$ 0.60	$ 0.60

PREFORMED LINE PRODUCTS COMPANY CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(Thousands of dollars, except share and per share data)	2021	2020

ASSETS
Cash and cash equivalents	$ 38,326	$ 45,175
Accounts receivable, less allowances of $3,758 ($3,464 in 2020)	108,034	92,686
Inventories - net	108,603	97,537
Prepaids	13,050	17,660
Other current assets	3,390	3,256
TOTAL CURRENT ASSETS	271,403	256,314

Property, plant and equipment - net	148,097	125,965
Goodwill	28,695	29,508
Other intangibles - net	12,939	14,443
Deferred income taxes	8,948	10,863
Other assets	23,511	23,994

TOTAL ASSETS	$ 493,593	$ 461,087

LIABILITIES AND SHAREHOLDERS' EQUITY

Trade accounts payable	$ 38,501	$ 31,646
Notes payable to banks	17,697	17,428
Current portion of long-term debt	3,114	5,216
Accrued compensation	21,933	14,736
Accrued expenses and other liabilities	33,111	34,748
TOTAL CURRENT LIABILITIES	114,356	103,774

Long-term debt, less current portion	42,424	33,333
Other noncurrent liabilities and deferred income taxes	28,017	31,911

SHAREHOLDERS' EQUITY
Shareholders' equity:
Common shares - $2 par value, 15,000,000 shares authorized,
4,899,945 and 4,902,233 issued and outstanding,
as of September 30, 2021 and December 31, 2020, respectively	13,171	13,028
Common shares issued to rabbi trust, 243,138 and 265,508 shares at
September 30, 2021 and December 31, 2020, respectively	(10,102)	(10,940)
Deferred Compensation Liability	10,102	10,940
Paid-in capital	46,956	43,134
Retained earnings	402,720	379,035
Treasury shares, at cost, 1,685,387 and 1,611,927 shares at
September 30, 2021 and December 31, 2020, respectively	(93,836)	(88,568)
Accumulated other comprehensive loss	(60,221)	(54,551)
TOTAL PREFORMED LINE PRODUCTS COMPANY SHAREHOLDERS' EQUITY	308,790	292,078
Noncontrolling interest	6	(9)
TOTAL SHAREHOLDERS' EQUITY	308,796	292,069
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 493,593	$ 461,087

CONTACT: MEDIA RELATIONS, JOSH NELSON, MANAGER, MARKETING COMMUNICATIONS, +1 440 473 9120, JOSH.NELSON@PLP.COM or INVESTOR RELATIONS, ANDREW S. KLAUS, CHIEF FINANCIAL OFFICER, +1 440 473 9246, ANDY.KLAUS@PLP.com